Exhibit 99.1





                  Kerr-McGee Schedules Third-Quarter Earnings
                  -------------------------------------------
                           Conference Call and Webcast
                           ---------------------------

     OKLAHOMA CITY, Oct. 22, 2002 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call Oct. 30, 2002, at 11:00 a.m. EST, to discuss its third-quarter 2002 financial and operating results and expectations for the future.
     Interested parties may listen to the call via Kerr-McGee's website at www.kerr-mcgee.com or by calling 888-482-0024, #846389, within the United States or 617-801-9702, #846389, outside the U.S. A replay of the call will be available for 48 hours at 888-286-8010, #63301, within the U.S. or 617-801-6888,
#63301, outside the U.S. The webcast replay will be archived for 14 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $11 billion.

                                      # # #

Media Contact:    Debbie Schramm
                  405-270-2877
                  Pager: 1-888-734-8294
                  Email: dschramm@kmg.com

Investor Contact: Rick Buterbaugh
                  405-270-3561